UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022 (July 19, 2022)

CELANESE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Offering of Senior Notes by Celanese US Holdings LLC

On July 19, 2022, Celanese US Holdings LLC (“Celanese US”), a wholly owned subsidiary of Celanese Corporation (the “Company”), completed its registered offering of €1,000,000,000 aggregate principal amount of 4.777% Senior Notes due 2026 (the “2026 Notes”) and €500,000,000 aggregate principal amount of 5.337% Senior Notes due 2029 (the “2029 Notes,” and together with the 2026 Notes, the “Notes” ). The Notes have been issued under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Company, Celanese US, and Wells Fargo Bank, National Association, as trustee, as amended by a Thirteenth Supplemental Indenture, dated July 19, 2022 (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Celanese US, certain subsidiaries of Celanese US (the “Subsidiary Guarantors”), U.S. Bank Trust Company, National Association, as series trustee, registrar and transfer agent, Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee, and Elavon Financial Services DAC, UK Branch, as paying agent.

The Company intends to use the net proceeds from the sale of the Notes, together with borrowings under its existing Term Loan Facility, the net proceeds of its previously announced and closed offering of $2,000,000,000 aggregate principal amount of senior due 2024, $1,750,000,000 aggregate principal amount of senior notes due 2025, $2,000,000,000 aggregate principal amount of senior notes due 2027, $750,000,000 aggregate principal amount of senior notes due 2029 and $1,000,000,000 aggregate principal amount of senior notes due 2032, or other debt financing, available borrowings under its existing Revolving Credit Facility and cash on hand, to fund the purchase price of its previously announced acquisition of the majority of the Mobility & Materials business of DuPont de Nemours, Inc. (the “M&M Acquisition”).

Celanese US’s obligations under the Notes are guaranteed on a senior unsecured basis by the Company and, initially, by the Subsidiary Guarantors. The Notes pay interest annually, in arrears, on July 19 of each year, beginning on July 19, 2023, with respect to the 2024 Notes and January 19 of each year, beginning on January 19, 2023, with respect to the 2029 Notes. The interest rate payable on the Notes will be subject to adjustment based on certain ratings events.

The Notes are subject to special mandatory redemption. In the event that (x) the M&M Acquisition is not consummated on or prior to August 17, 2023 or such later date as the parties to the M&M Acquisition transaction agreement may agree as the “Outside Date” thereunder, or (y) the M&M Acquisition transaction agreement related thereto is terminated without the M&M Acquisition being consummated, Celanese US will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of such Notes, respectively, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

The offering of the Notes was registered under the Securities Act of 1933, as amended, and is being made pursuant to the Registration Statement on Form S-3, Reg. No. 333-236294, and the Prospectus included therein, filed by the Company Parties with the Securities and Exchange Commission (the “Commission”) on February 6, 2020, the related Prospectus Supplement dated July 12, 2022, and the Free Writing Prospectus filed with the Commission on July 12, 2022.

The foregoing description does not constitute a complete summary of the terms of the Notes, the Base Indenture and the Thirteenth Supplemental Indenture and is qualified in its entirety by reference to the copies of the form of Notes, the Thirteenth Supplemental Indenture and the Base Indenture filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report, which are each incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1*	Form of Notes (included in Exhibit 4.2).

4.2*	Thirteenth Supplemental Indenture, dated as of July 19, 2022, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as series trustee, registrar and transfer agent, Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee, and Elavon Financial Services DAC, UK Branch, as paying agent.

4.3	Indenture, dated May 6, 2011, by and between Celanese US Holdings LLC, Celanese Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-32410) filed with the SEC on May 6, 2011).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, dated July 19, 2022.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	July 19, 2022